Issuer Free Writing Prospectus dated June 29, 2023

Filed Pursuant to Rule 433

Registration Statement No. 333-269576

Warrant Amendments

On June 29, 2023 and in connection with Greenlane Holdings, Inc.’s (the “Company”) previously disclosed public offering, the Company has entered into privately negotiated agreements with holders participating in the offering to amend existing outstanding warrants to purchase up to 1,674,567 shares of the Company’s Class A common stock, par value $0.01 per share (“Class A common stock”), that were previously issued in June 2022 and November 2022 at exercise prices per share of $50.00 and $9.00, respectively, and expire on December 29, 2027 and November 1, 2029, respectively (collectively, the “Prior Warrants”), effective upon the closing of the offering to reduce the exercise price of the Prior Warrants to $1.05, the exercise price of the warrants to purchase shares of Class A common stock to be offered in the offering. All other terms of the Prior Warrants will remain unchanged.